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                                                                   Exhibit 10.10


                       AMENDED AND RESTATED MEZZANINE NOTE

New York, New York                                                   $14,500,000

         AMENDED AND RESTATED MEZZANINE NOTE, dated as of September 30, 2002 (this NOTE), by BRE/PARK PLACE JUNIOR MEZZANINE L.L.C., a Delaware limited liability company (BORROWER), having an address at c/o Blackstone Real Estate Acquisitions III L.L.C., 345 Park Avenue, New York, New York 10154, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, LENDER), having an office at 31 West 52nd Street, 17th Floor, New York, New York 10019.

                                    RECITALS

         WHEREAS, Borrower, pursuant to the terms of that certain Assumption and Release Agreement, dated as of the date hereof, by and among BRE/Park Place Mezzanine L.L.C., a Delaware limited liability company, Borrower and Lender, is the present obligor of that certain mezzanine note described on Exhibit A attached hereto and made a part hereof (the EXISTING MEZZANINE NOTE), which Existing Mezzanine Note evidences an indebtedness of Borrower to Lender in the outstanding principal amount of $14,500,000;

         WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth to amend, modify and restate in its entirety the terms and provisions of the Existing Mezzanine Note on the terms and conditions hereinafter set forth; and

         WHEREAS, Borrower intends these Recitals to be a material part of this Note.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  I. The Existing Mezzanine Note is hereby modified, amended and restated in its entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Mezzanine Note shall read and be as set forth in this Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Note.

                  II. The parties hereto certify that this Note evidences the same indebtedness evidenced by the Existing Mezzanine Note and evidences no further or other indebtedness or obligation. Neither this Note nor anything contained herein shall be construed as a novation of Borrower's indebtedness to Lender or of the Existing Mezzanine Note, which shall remain in full force and effect as hereby confirmed, modified, restated and superseded.

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                  III.     Borrower hereby acknowledges that $14,500,000 is due
and owing under the Existing Mezzanine Note.

                  IV. This Note evidences the same indebtedness evidenced by the Existing Mezzanine Note and supercedes in all respects the Existing Mezzanine Note.

                  V. The Existing Mezzanine Note, as modified and restated in its entirety pursuant to this Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Borrower hereunder.

         NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.       DEFINED TERMS.

         1. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

         2.       The following terms shall have the meaning ascribed thereto:

         BORROWER shall have the meaning provided in the first paragraph hereof.

         DEFAULT RATE shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and
         (b) four percent (4%) above the LIBOR Rate, adjusted from time to time as set forth herein.

         EXTENSION FEE shall mean a non-refundable fee equal to 0.125% of the outstanding Principal Amount and payable in connection with Borrower's exercise of each of the Second Extension Option and the Third Extension Option on or before the date immediately preceding the commencement date of each such extended term.

         EXTENSION NOTICE shall have the meaning set forth in Section 5(a).

         EXTENSION OPTION shall mean the First Extension Option, the Second Extension Option, or the Third Extension Option, as applicable.

         FIRST EXTENDED MATURITY DATE shall have the meaning set forth in
         Section 5(a).

         FIRST EXTENSION OPTION shall have the meaning set forth in Section
         5(a).

         INITIAL MATURITY DATE shall mean November 9, 2004.

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         INTEREST DETERMINATION DATE shall mean, with respect to each Interest
         Period, the date which is two (2) Business Days prior to the fifteenth
         (15th) day of each calendar month.

         INTEREST PERIOD shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; provided that the first interest period shall commence on the date hereof.

         LENDER shall have the meaning provided in the first paragraph hereof.

         LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by the Lender to provide such banks' quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)). If fewer than two
         (2) such quotations are so provided, the Lender will request major banks in New York City selected by the Lender to quote such banks' rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)). If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

         LIBOR MARGIN shall mean 650 basis points (6.50%) per annum.

         LIBOR RATE shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (A) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (B) the LIBOR Margin.

         LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in Section 4(d).

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         LOAN AGREEMENT shall mean the Junior Tier Mezzanine Loan and Security
         Agreement, dated the date hereof, between Borrower and Lender.

         LOCKOUT PERIOD shall mean the period from the date hereof through but excluding the Lockout Release Date during which time no prepayment of the Loan shall be permitted.

         LOCKOUT RELEASE DATE shall mean October 10, 2004.

         MATURITY DATE shall mean the Initial Maturity Date, provided that (a) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 5(a) of this Note, the Maturity Date shall be the First Extended Maturity Date, (b) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 5(a) of this Note, the Maturity Date shall be the Second Extended Maturity Date, and (c) in the event of the exercise by Borrower of the Third Extension Option pursuant to Section 5(a) of this Note, the Maturity Date shall be the Third Extended Maturity Date, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether at such stated maturity date, by declaration of acceleration, or otherwise.

         MATURITY DATE PAYMENT shall have the meaning set forth in Section 3(d).

         NOTE shall have the meaning provided in the first paragraph hereof.

         PAYMENT DATE shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on November 9, 2002 and continuing to and including the Maturity Date.

         PRINCIPAL AMOUNT shall mean $14,500,000 or so much as may be outstanding under this Note.

         SECOND EXTENDED MATURITY DATE shall have the meaning set forth in
         Section 5(a).

         SECOND EXTENSION OPTION shall have the meaning set forth in Section
         5(a).

         TELERATE PAGE 3750 shall mean the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

         THIRD EXTENDED MATURITY DATE shall have the meaning set forth in
         Section 5(a).

         THIRD EXTENSION OPTION shall have the meaning set forth in Section
         5(a).

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2.       INTEREST.

         a. Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

                  i. from and including the date hereof to, but not including, the first (1st) day of the second (2nd) Interest Period (i.e., the 15th day of the first calendar month immediately after the date hereof), at a rate per annum equal to 8.32%; and

                  ii. from and including the first (1st) full day of the second (2nd) Interest Period immediately following the date of this Note, during the term of this Note and thereafter during each Interest Period, at the LIBOR Rate.

         b. From and after the Maturity Date and from and after the occurrence (but only during the continuance) of an Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

         c. Except as expressly set forth in the Loan Documents (Junior Tier Mezzanine) to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents (Junior Tier Mezzanine) at the Default Rate.

         d. Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

         e. The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.       PAYMENTS.

         a. On each Payment Date, Borrower shall pay to Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

         b. All payments made by Borrower hereunder or under any of the Loan Documents (Junior Tier Mezzanine) shall be made on or before 2:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

         c. All amounts advanced by Lender pursuant to the Loan Documents (Junior Tier Mezzanine), other than the Principal Amount, or other charges provided in the Loan Documents (Junior Tier Mezzanine), shall be due and payable as provided in the Loan Documents (Junior Tier Mezzanine). In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any

                                       5

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                  interest thereon, or other charges as provided in the Loan
                  Documents (Junior Tier Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

         d. The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums then payable hereunder or under the Loan Documents (Junior Tier Mezzanine) (collectively, the MATURITY DATE PAYMENT) shall be due and payable in full on the Maturity Date.

         e. Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

         f. All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

         g. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4. PREPAYMENTS. Prior to the Lockout Release Date, the outstanding Principal Amount may not be paid in whole or in part except in connection with a payment pursuant to Section 4(b) of this Note.

         a. VOLUNTARY PREPAYMENTS. Borrower shall have the right on or after the Lockout Release Date to prepay without penalty the Principal Amount in whole, but not in part, upon satisfaction of the following conditions:

                  i. Borrower shall provide prior written notice (the PREPAYMENT NOTICE) to Lender specifying the proposed date on which the prepayment is to be made, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice (the date of such prepayment pursuant to this Section 4(a) and Section 4(b) below being the PREPAYMENT DATE);

                  ii. Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d) of this Note; and

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

                  iii. No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Interest Determination Date in such calendar month.

b.       MANDATORY PREPAYMENTS.

         i. On the next occurring Payment Date following the date on which any of the events set forth in Section 2.3.1(a) of the Loan Agreement shall occur, Borrower shall prepay the entire Principal Amount and any other amounts then due and payable pursuant to the Loan Agreement and Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d) of this Note.

         ii. On the next occurring Payment Date following the date on which Borrower actually receives any Excess Proceeds, Borrower shall prepay the Principal Amount in an amount equal to one hundred percent (100%) of such Excess Proceeds and Borrower shall comply with the provisions set forth in Section 4(c) of this Note.

c.       PAYMENTS IN CONNECTION WITH A PREPAYMENT.

         i. On the date on which a prepayment, voluntary or involuntary, is made under this Note or as required under the Loan Agreement, Borrower shall pay to Lender all unpaid interest on the Principal Amount, such unpaid interest calculated (even if such period extends beyond the date of prepayment) (i) through the end of the Interest Period during which such prepayment is made if the Loan is prepaid from the fifteenth (15th) day of any calender month through the ninth (9th) day of the succeeding calender month, or (ii) through the end of the Interest Period next succeeding the Interest Period in which such prepayment is made if the Loan is prepaid from the Interest Determination Date in any calender month through the fourteenth (14th) day of any calender month;

         ii. On the Prepayment Date, Borrower shall pay to Lender all other sums then due under the Note, the Loan Agreement, the Pledge (Junior Tier Mezzanine), and the other Loan Documents (Junior Tier Mezzanine); and

         iii. Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses incurred by Lender in connection with a notice of prepayment which is subsequently revoked, and including without limitation, any costs and expenses associated with a release of the Lien of the Loan Agreement and the Pledge (Junior Tier Mezzanine) as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses).

                                       7

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         d.       LIQUIDATED DAMAGES AMOUNT. IF OTHER THAN IN CONNECTION WITH
                  THE APPLICATION OF PROCEEDS, NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE LOCKOUT PERIOD, INCLUDING AS A RESULT OF AN ACCELERATED MATURITY DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO TWO PERCENT (2%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE LIQUIDATED DAMAGES AMOUNT).

5.       EXTENSION OPTIONS.

         a. EXTENSION OPTIONS. Subject to the provisions of this Section 5, Borrower shall have (i) the option (the FIRST EXTENSION OPTION), by irrevocable written notice (an EXTENSION NOTICE) delivered to Lender no later thirty (30) days prior to the Initial Maturity Date, to extend the Initial Maturity Date to November 9, 2005 (the FIRST EXTENDED MATURITY DATE), (ii) the option (the SECOND EXTENSION OPTION), by delivering to Lender an Extension Notice no later than thirty (30) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to November 9, 2006 (the SECOND EXTENDED MATURITY DATE), and (iii) the option (the THIRD EXTENSION OPTION), by delivering to Lender and Extension Notice no later than thirty (30) days prior to the Second Extended Maturity Date, to extend the Second Extended Maturity Date to November 9, 2007 (the THIRD EXTENDED MATURITY DATE). Borrower's right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent as of the delivery of the applicable Extension Notice and as of the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, prior to such extension hereunder:

                  i. No Monetary Default or Event of Default shall have occurred and be continuing both on the date Borrower delivers the Extension Notice and on the Initial Maturity Date (or the First Extended Maturity Date or the Second Extended Maturity Date, as the case may
                           be);

                  ii. Borrower shall obtain and deliver to Lender not later than one (1) Business Day prior to the first day of the term of the Loan as extended one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty which Replacement Interest Rate Cap Agreement(s) shall be effective for the period commencing on the day immediately following the then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the one (1) year anniversary of such date occurs;

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

                  iii. Borrower shall deliver a Counterparty Opinion with respect to the Replacement Interest Rate Agreement and the related Acknowledgment;

                  iv. On or before the date immediately preceding the Second Extended Maturity Date and the Third Extended Maturity Date, as applicable, Borrower shall pay to Lender the Extension Fee;

                  v. Mortgage Borrower shall have (x) timely exercised the extension option to extend the Loan (Mortgage) contained in the Mortgage Note, (y) been entitled pursuant to the terms of the Loan Documents (Mortgage) to exercise such extension option and (z) paid any extension fee required pursuant to the terms of the Mortgage Note; and

                  vi. Senior Tier Mezzanine Borrower shall have (x) timely exercised the extension option to extend the Loan (Senior Tier Mezzanine) contained in the Senior Tier Mezzanine Note, (y) been entitled pursuant to the terms of the Loan Documents (Senior Tier Mezzanine) to exercise such extension option and (z) paid any extension fee required pursuant to the terms of the Senior Tier Mezzanine Note.

         b. EXTENSION DOCUMENTATION. As soon as practicable following an extension of the Maturity Date pursuant to this Section 5, Borrower shall execute and deliver an extension and/or restatement of the Note and shall enter into such extensions to the related Loan Documents (Junior Tier Mezzanine) as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 5; provided, however, that no failure by Borrower to enter into any such extensions and/or restatements shall affect the rights or obligations of Borrower or Lender with respect to the extension of the Maturity Date.

6.       MISCELLANEOUS.

         a. WAIVER. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents (Junior Tier Mezzanine), all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

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

         b. NON-RECOURSE. Recourse to the Borrower with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Section 18.1 of the Loan Agreement and the terms, covenants and conditions of Section
                  18.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

         c. NOTE SECURED. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Pledge (Junior Tier Mezzanine) and the other Loan Documents (Junior Tier Mezzanine).

         d. NOTICES. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

         e. ENTIRE AGREEMENT. This Note, together with the other Loan Documents (Junior Tier Mezzanine), constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

         f. NO WAIVER. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         g. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

         h. CAPTIONS. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

         i. SEVERABILITY. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

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

         j. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.


         k. JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

         l. Counterclaims and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding; provided, however, the foregoing shall not prohibit Borrower from asserting any unrelated claim in a separate suit, action or proceeding.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                       12

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         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

                                       BORROWER:

                                       BRE/PARK PLACE JUNIOR MEZZANINE L.L.C.,
                                       a Delaware limited liability company

                                       By: /s/ Dennis McDonagh
                                           -------------------------------
                                           Name:  Dennis J. McDonagh
                                           Title: Managing Director,
                                                  Vice President,
                                                  Treasurer, Secretary

                            Mezzanine Note Execution